Exhibit 21.1

TARGA RESOURCES CORP.

LIST OF SIGNIFICANT SUBSIDIARIES

Legal Name	Jurisdiction
Cedar Bayou Fractionators, L.P.	Delaware
Centrahoma Processing LLC	Delaware
Grand Prix Pipeline LLC	Delaware
Targa Badlands LLC	Delaware
Targa Delaware LLC	Delaware
Targa Downstream LLC	Delaware
Targa Gas Marketing LLC	Delaware
Targa GP Inc.	Delaware
Targa Liquids Marketing and Trade LLC	Delaware
Targa LP Inc.	Delaware
Targa Midland LLC	Delaware
Targa Midkiff LLC	Delaware
Targa Midstream Services LLC	Delaware
Targa NGL Pipeline Company LLC	Delaware
Targa Northern Delaware LLC	Delaware
Targa Pipeline Mid-Continent Holdings LLC	Delaware
Targa Pipeline Mid-Continent LLC	Delaware
Targa Pipeline Mid-Continent WestOk LLC	Delaware
Targa Pipeline Mid-Continent WestTex LLC	Delaware
Targa Receivables LLC	Delaware
Targa Resources GP LLC	Delaware
Targa Resources LLC	Delaware
Targa Resources Operating LLC	Delaware
Targa Resources Partners LP	Delaware
Targa Train 6 LLC	Delaware
Targa Train 7 LLC	Delaware
Targa Train 8 LLC	Delaware
Targa Train 9 LLC	Delaware
TPL SouthTex Processing Company LP	Texas
Versado Gas Processors, L.L.C.	Delaware
WestTex Processing Company LLC	Delaware